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Exhibit 5.1

Blake, Cassels & Graydon LLP Barristers & Solicitors Patent & Trade-mark Agents 855 - 2nd Street S.W. Suite 3500, Bankers Hall East Tower Calgary AB T2P 4J8 Canada Tel: 403-260-9600 Fax: 403-260-9700

June 2, 2008

The Securities and Exchange Commission

Re: F-9 Registration Statement of Suncor Energy Inc. (the "Corporation")

Dear Sirs/Mesdames:

We hereby consent to all references to our firm name in the registration statement on Form F-9 (the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended, including the references in the amended prospectus of the Corporation that forms a part of the Registration Statement (the "Prospectus") on the face page of the Prospectus and under the headings "Legal Matters", "Enforceability of Civil Liabilities" and "Description of Debt Securities — Enforceability of Judgments" in the Prospectus.

Yours truly,

"Blake, Cassels & Graydon LLP"

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  Exhibit 5.1